United Therapeutics Corporation Clinical and Regulatory Update November 17, 2011 Exhibit 99.1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, providing United Therapeutics’ expectations or predictions of future financial or business performance, conditions or events. Such forward-looking statements include, but are not limited to, our expectation that we will file an NDA for oral treprostinil in the first quarter of 2012, and our expectation that a final determination on approval of intravenous Remodulin in Europe will occur in mid-December, 2011. Forward-looking statements speak only as of the date they are made, and United Therapeutics assumes no duty to update forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Consequently, all forward-looking statements are qualified by the cautionary language and risk factors contained in United Therapeutics‘ filings with the U.S. Securities and Exchange Commission. We urge you to read these filings for more complete information about United Therapeutics and the notes offering.

Clinical and Regulatory Update Plans to file NDA for oral treprostinil no later than Q1 2012 on track. We have received the proposed Final Variation Assessment Report (FVAR) from our Reference Member State, the French regulatory agency, AFSSAPS, to vary our Marketing Authorization (MA) for Remodulin to allow intravenous administration. The FVAR has been issued to the relevant Concerned Member States in Europe for their consideration. A final decision is expected in mid-December, unless there are objections from Concerned Member States. The Concerned Member States have up to two months to amend the subcutaneous MA to add intravenous Remodulin. The Phase 2 study of Beraprost-MR failed to meet its primary and secondary endpoints. Plans to commence enrollment of a Phase 3 trial in December have been suspended pending further review of the Phase 2 data. 3